                                                                    EXHIBIT 10.1


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--------------------------------------------------------------------------------






                          GRYPHON EXPLORATION COMPANY

                       Preferred Stock and Common Stock



                    CONTRIBUTION AND SUBSCRIPTION AGREEMENT














                       Dated as of September 15, 2000





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--------------------------------------------------------------------------------

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

                               TABLE OF CONTENTS

                                                                                                                 Page
Section 1.  Definitions.........................................................................................  1
Section 2.  Issuance of Shares; Closings........................................................................  8
       (a)        Initial Contributions by CHEX.................................................................  8
                  (i)      Contribution of Assets...............................................................  8
                  (ii)     Assumption of Liabilities............................................................  8
                  (iii)    Exclusion of Liabilities.............................................................  8
                  (iii)    Exclusion of Liabilities.............................................................  8
                  (iv)     Initial Issuance of Common Stock to CHEX.............................................  9
                  (v)      Payment to CHEX; Issuance of the CHEX Note...........................................  9
                  (vi)     Operating Fee........................................................................ 10
       (b)        Initial Cash Contributions by WPEP and the Management Investors............................... 10
                  (i)      Cash Contributions................................................................... 10
                  (ii)     Initial Issuance of Preferred Stock.................................................. 10
       (c)        Subsequent Financings......................................................................... 10
       (d)        Call Notices.................................................................................. 11
       (e)        Participation Notices......................................................................... 12
       (f)        Eligible Investor Non-Participation in a Subsequent Financing................................. 13
       (g)        Limitation on Capital Calls................................................................... 13
       (h)        Closings...................................................................................... 13
Section 3.  Investors' Conditions of Initial Closing............................................................ 14
       (a)        Initial Closing Conditions of the Investors................................................... 14
                  (i)      Representations and Warranties....................................................... 14
                  (ii)     Performance.......................................................................... 14
                  (iii)    Formation Documents and Stockholders Agreement....................................... 14
                  (iv)     Compliance with Securities Laws...................................................... 15
                  (v)      No Adverse Action or Decision........................................................ 15
                  (vi)     Approvals and Consents............................................................... 15
                  (vii)    Board Nominees....................................................................... 15
                  (viii)   Stock Option Plan.................................................................... 15
                  (ix)     Cancellation of CHEX Securities...................................................... 15
                  (x)      Employment Agreements................................................................ 15
                  (xi)     HSR Act Filings...................................................................... 16
                  (xii)    Company Qualification................................................................ 16
                  (xiii)   Contract Operating Agreement......................................................... 16
                  (xiv)    Stockholders Agreement............................................................... 16
       (b)        WPEP's Initial Closing Conditions............................................................. 16
                  (i)      Opinion of CHEX's Counsel............................................................ 16
                  (ii)     Representations and Warranties....................................................... 16

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

                  (iii)    Performance.......................................................................... 16
                  (iv)     Corporate Documentation.............................................................. 16
                  (v)      Consents............................................................................. 17
       (c)        CHEX's Initial Closing Conditions............................................................. 17
                  (i)      Representations and Warranties....................................................... 17
                  (ii)     Performance.......................................................................... 17
                  (iii)    Corporate Documentation.............................................................. 17
       (d)        Subsequent Closing Conditions................................................................. 17
Sections 4.  The Company's Conditions of Closing................................................................ 18
       (a)        Representations and Warranties................................................................ 18
       (b)        Performance................................................................................... 18
       (c)        Approvals and Consents........................................................................ 18
Section 5.  Covenants........................................................................................... 18
       (a)        Cooperation, Approvals, Further Action........................................................ 19
       (b)        Closing Conditions; Adverse Effect............................................................ 19
       (c)        HSR Act Compliance............................................................................ 19
       (d)        Ongoing Negotiations.......................................................................... 20
       (e)        Access; Confidentiality....................................................................... 21
       (f)        Additional Affirmative Covenants of the Company............................................... 22
                  (i)      Shares to be Reserved................................................................ 22
                  (ii)     Payment of Expenses.................................................................. 22
                  (iii)    Office Space......................................................................... 22
                  (iv)     Override Programs.................................................................... 22
                  (v)      Company Qualification................................................................ 23
                  (vi)     Payment to Fairfield................................................................. 23
       (g)        Additional Affirmative Covenants of CHEX...................................................... 23
                  (i)      Financial Service.................................................................... 23
                  (ii)     Transfer Fees........................................................................ 23
                  (iii)    Taxes................................................................................ 23
                  (iv)     Shark Prospect....................................................................... 24
       (h)        Oil and Gas Lease OCS-G 21549................................................................. 24
Section 6.  Representations and Warranties of the Company....................................................... 24
       (a)        Organization; Qualification and Authority..................................................... 24
       (b)        Authorized Shares and Related Matters......................................................... 25
       (c)        Defaults; Outstanding Debt.................................................................... 25
       (d)        No Violation.................................................................................. 25
       (e)        Offering of Shares............................................................................ 26
Section 7.  Representations, and Warranties of the Investors.................................................... 26
       (a)        Investment Matters............................................................................ 26
       (b)        Authority..................................................................................... 27
       (c)        No Conflicts.................................................................................. 27
Section 8.  Representations and Warranties of CHEX.............................................................. 27
       (a)        Organization; Qualification and Authority..................................................... 27
       (b)        Defaults; Outstanding Debt.................................................................... 28
       (c)        No Violation.................................................................................. 28

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

       (d)        Governmental Consents......................................................................... 29
       (e)        Investment Company Status..................................................................... 29
       (f)        Taxes......................................................................................... 29
       (g)        Compliance with Law........................................................................... 29
       (h)        Proceedings................................................................................... 29
       (i)        Environmental Matters......................................................................... 30
       (j)        Title......................................................................................... 30
       (k)        Contracts..................................................................................... 30
       (l)        Permits....................................................................................... 30
       (m)        Consents, Preferential Rights, etc............................................................ 31
       (n)        No Other Activities........................................................................... 31
Section 9.  Termination......................................................................................... 31
       (a)        Termination................................................................................... 31
       (b)        Effect of Termination......................................................................... 32
Section 10.  Miscellaneous...................................................................................... 32
       (a)        Indemnification............................................................................... 32
       (b)        Consent to Amendments......................................................................... 33
       (c)        Restrictive Legend............................................................................ 33
       (d)        Survival of Representations and Warranties.................................................... 33
       (e)        Successors and Assigns; No Third Party........................................................ 33
       (f)        Notices....................................................................................... 33
       (g)        Descriptive Headings.......................................................................... 34
       (h)        Satisfaction Requirement...................................................................... 34
       (i)        Governing Law................................................................................. 34
       (j)        Entire Agreement.............................................................................. 34
       (k)        Severability.................................................................................. 34


__________________

Appendix 2(a)(i)    Assets Contributed by Cheniere Energy, Inc.

Appendix 2(a)(ii)   Liabilities Assumed by Gryphon Exploration Company

Appendix 3(a)(v)    Required Consents

Appendix 3(a)(viii) Initial Stock Option Grants under the Gryphon Exploration
                    Company 2000 Stock Incentive Plan

Appendix 3(a)(ix)   Former Cheniere Energy, Inc. Employees Joining Gryphon
                    Exploration Company

Appendix 5(d)       Prospective Prospects/Contract Rights

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

Exhibit A      Forms of Conveyance Documentation

Exhibit B      Form of CHEX Note

Exhibit C      Form of Call Notice

Exhibit D      Form of Certificate of Incorporation of Gryphon Exploration
               Company

Exhibit E      Form of Certificate of Designations, Preferences and Rights of
               Series A Convertible Preferred Stock of Gryphon Exploration
               Company

Exhibit F      Form of Amended and Restated Bylaws of Gryphon Exploration
               Company

Exhibit G      Form of Stockholders Agreement

Exhibit H      Form of Gryphon Exploration Company 2000 Stock Incentive Plan

Exhibit I      Form of Equity Cancellation Agreement

Exhibit J      Form of Employment Agreement by and between Michael Harvey and
               Gryphon Exploration Company

Exhibit K      Form of Employment Agreement by and between Ron Krenzke and
               Gryphon Exploration Company

Exhibit L      Form of Contract Operating Agreement

Exhibit M      Form of Opinion Letter from Counsel to Cheniere Energy, Inc. to the Investors

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

                          GRYPHON EXPLORATION COMPANY

                    CONTRIBUTION AND SUBSCRIPTION AGREEMENT


     This CONTRIBUTION AND SUBSCRIPTION AGREEMENT dated as of September 15, 2000 (this "Agreement"), is entered into by and among Gryphon Exploration Company, a Delaware corporation (the "Company"), and each of the other parties executing this Agreement as of the date hereof (collectively, the "Investors").

     WHEREAS, subject to terms and conditions of this Agreement, Cheniere Energy, Inc. ("CHEX") has agreed to contribute certain assets to the Company in exchange for the issuance of Common Stock of the Company to Cheniere-Gryphon Management, Inc. ("CHEX Sub"), as designee of CHEX, and the assumption of certain liabilities by the Company;

     WHEREAS, subject to the terms and conditions of this Agreement, WPEP and the Management Investors (each as defined herein) have agreed to contribute cash to the Company in exchange for Preferred Stock of the Company; and

     WHEREAS, the parties hereto agree that the contributions contemplated by the foregoing clauses are intended to constitute a transaction described in
Section 351(a) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Definitions.  For the purpose of this Agreement, and in addition to
            -----------
terms defined elsewhere in this Agreement, the following terms shall have the following meanings. In addition, all terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by the Financial Accounting Standards Board and generally accepted accounting principles.

     "Additional Capital Contribution" shall have the meaning set forth in
      -------------------------------
Section 2(c) hereof.

     "Affiliate" shall have the meaning set forth in the Stockholders Agreement.
      ---------

     "Agreement" shall mean this Contribution and Subscription Agreement dated
      ---------
as of September 15, 2000.

     "Approvals" shall mean any approvals, authorizations, grants of authority,
      ---------
consents, orders, qualifications, permits, licenses, variances, exemptions, franchises, concessions, certificates, filings or registrations or any waivers of the foregoing, or any notices, statements or other communications required to be filed with, delivered to or obtained from any Governmental Entity or any other Person.

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

     "Assumed Liabilities" shall mean the obligations of CHEX to be assumed by
      -------------------
the Company, as set forth in Appendix 2(a)(ii) hereto, and any other liabilities expressly defined as Assumed Liabilities elsewhere in this Agreement.

     "Board" means the board of directors of the Company.
      -----

     "Business Day" shall mean any day which is not a Saturday, Sunday or day on
      ------------
which banks are authorized by law to close in the State of Texas.

     "Call Closing Date" shall have the meaning set forth in Section 2(d)
      -----------------
hereof.

     "Call Notice" shall have the meaning set forth in Section 2(d) hereof.
      -----------

     "CHEX" shall mean Cheniere Energy, Inc.
      ----

     "CHEX Change of Control" shall have the meaning set forth in the
      ----------------------
Stockholders Agreement.

     "CHEX Notes" shall have the meaning set forth in Section 2(a) hereof.
      ----------

     "CHEX Sub" shall mean Cheniere-Gryphon Management, Inc.
      --------

     "Closing" shall mean the Initial Closing or any Subsequent Closing.
      -------

     "Closing Date" shall mean the Initial Closing Date or any Subsequent
      ------------
Closing Date.

     "Commission" shall mean the United States Securities and Exchange
      ----------
Commission.

     "Common Stock" means the common stock, par value $0.01 per share, of the
      ------------
Company.

     "Company" shall mean Gryphon Exploration Company
      -------

     "Contracts" shall have the meaning set forth in Section 8(k) hereof.
      ---------

     "Contributed Assets" shall mean the assets to be contributed by CHEX as set
      ------------------
forth in Appendix 2(a)(i) hereto and any other assets expressly defined as Contributed Assets elsewhere in this Agreement.

     "Contribution" shall have the meaning set forth in Section 2(a)(i) hereof.
      ------------

     "Customary Filings" shall mean rights to consent which require notices to,
      -----------------
filings with, or other actions by Governmental Entities in connection with the sale or conveyance of oil and gas leases or interests therein if they are customarily obtained subsequent to the sale or conveyance.

     "Defensible Title" shall mean title in and to the Contributed Assets that,
      ----------------
subject to Permitted Encumbrances:

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

          (a) entitles CHEX or, after the Initial Closing, the Company to receive throughout the duration of the productive life of any lease (after satisfaction of all royalties, overriding royalties, nonparticipating royalties, net profits interests or other similar burdens on or measured by production of oil and gas), not less than the "net revenue interest" share shown in Appendix 2(a)(i) of all oil, gas and/or other minerals produced, saved and marketed from such lease except for prospective decreases in connection with those operations in which CHEX or, after the Initial Closing, the Company may be a non-consenting co-owner, prospective decreases resulting from the establishment or amendment of pools or units, and except as otherwise set forth on Appendix 2(a)(i);

          (b) obligates CHEX or, after the Initial Closing, the Company to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such lease not greater than the "working interest" shown in Appendix 2(a)(i) without increase throughout the productive life thereof, except as stated in Appendix 2(a)(i) and except increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements and increases that are accompanied by at least a proportionate increase in CHEX's or, after the Initial Closing, the Company's net revenue interest; and

          (c) is free and clear of Liens, encumbrances, obligations or defects, other than the Permitted Encumbrances.

     "Director" means any member of the Board of the Company.
      --------

     "Effective Date" means August 1, 2000.
      --------------

     "Eligible Investors" shall have the meaning set forth in Section 2(c)
      ------------------
hereof.

     "Environmental Laws" shall mean all federal, state and local laws and
      ------------------
regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
      ------------

     "Excluded Liabilities" shall have the meaning set forth in Section
      --------------------
2(a)(iii) hereof.

     "Fairfield" means Fairfield Industries Incorporated.
      ---------

     "Fairfield Agreement" means that certain Master License Agreement, dated
      -------------------
June 9, 1999, between Fairfield and CHEX, as supplemented from time to time.

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

     "Fully-Diluted Common Stock" shall have the meaning set forth in the
      --------------------------
Stockholders Agreement.

     "Governmental Entity" shall mean any court or tribunal in any jurisdiction
      -------------------
(domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

     "Hazardous Materials" shall mean all substances defined as Hazardous
      -------------------
Substances, Oil, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. (S) 300.5, or defined as such by, or regulated as such under, any Environmental Law, including without limitation, PCBs, mercury and NORM, or which otherwise may be the basis for any person (including, without limitation, any federal, state, local or foreign government, and natural persons) to require cleanup, removal, treatment or remediation.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
      -------
1976, as amended.

     "Indebtedness" shall mean any obligation for borrowed money (including
      ------------
notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money).

     "Initial Closing" shall have the meaning set forth in Section 2(h)(i)
      ---------------
hereof.

     "Initial Closing Date" shall have the meaning set forth in Section 2(h)(i)
      --------------------
hereof.

     "Initial Option Grants" shall have the meaning set forth in Section
      ---------------------
3(a)(viii) hereof.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as
      ----------------------
amended.

     "Investors" shall mean CHEX, the Eligible Investors and the Management
      ---------
Investors.

     "Key Geologists/Geophysicists" shall means those Persons marked with an
      ----------------------------
asterisk on Appendix 3(a)(ix) hereto.

     "Law" shall mean any statute, law, rule or regulation or any judgment,
      ---
order, writ, injunction or decree of any Governmental Entity.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance,
      ----
lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or like instrument under the laws of any jurisdiction).

     "Management Agreements" shall mean the Management Employment Agreements and
      ---------------------
the Management Purchase Agreement.

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

     "Management Employment Agreements" shall have the meaning set forth in
      --------------------------------
Section 3(a)(x) hereof.

     "Management Investors" shall mean Michael Harvey and Ron Krenzke.
      --------------------

     "Material Adverse Change" shall mean any change, event or occurrence which
      -----------------------
has a Material Adverse Effect.

     "Material Adverse Effect" shall mean any material adverse effect on the
      -----------------------
business, properties, prospects, assets or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or, with respect to the Initial Closing, on the Contributed Assets.

     "MDCK" shall mean Mayor, Day, Caldwell & Keeton, L.L.P., counsel to CHEX.
      ----

     "Officer's Certificate" shall mean a certificate signed in the name of the
      ---------------------
Company, by an officer of the Company.

     "Participation Notice" shall have the meaning set forth in Section 2(e)
      --------------------
hereof.

     "Person" shall have the meaning set forth in the Stockholders Agreement.
      ------

     "Permits" shall mean licenses, permits, variances, exemptions, orders,
      -------
franchises, approvals and other authorizations of or from Governmental Entities.

     "Permitted Encumbrances" shall mean:
      ----------------------

          (a) lessors' royalties and any overriding royalties, reversionary interests and other similar burdens to the extent that they do not, individually or in the aggregate, reduce the Company's net revenue interest below that shown in Appendix 2(a)(i) or increase the Company's working interest above that shown in Appendix 2(a)(i) without a corresponding increase in the net revenue interest;

          (b) all leases, contracts, unit agreements, pooling agreements, operating agreements, platform use agreements, and other contracts, agreements and instruments applicable to the Contributed Assets, to the extent that they do not, individually or in the aggregate, reduce the Company's net revenue interests below that shown in Appendix 2(a)(i) or increase the Company's working interest above that shown in Appendix 2(a)(i) without a corresponding increase in the net revenue interest;

          (c) Liens for taxes or assessments that are not yet delinquent or, if delinquent, are being contested in good faith by appropriate actions;

          (d) materialmen's, mechanic's, repairman's, employee's, contractor's, operator's and other similar Liens or charges arising in the ordinary course of business for amounts that are not

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement
yet delinquent (including any amounts being withheld as provided by law), or if delinquent, are being contested in good faith by appropriate actions;

          (e)  Customary Filings;

          (f) rights of reassignment arising upon final intention to abandon or release the Contributed Assets, or any of them;

          (g) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations arising or incurred in the ordinary course of business;

          (h) all rights reserved to or vested in any Governmental Entities to control or regulate any of the Contributed Assets in any manner and all obligations and duties under all applicable laws, rules and orders of any such Governmental Entities or under any franchise, grant, license or permit issued by any Governmental Entities;

          (i) any matters shown on Appendix 2(a)(ii) to the extent that they do not, individually or in the aggregate, reduce the Company's net revenue interests below that shown in Appendix 2(a)(i) or increase the Company's working interest above that shown in Appendix 2(a)(i) without a corresponding increase in the net revenue interest;

          (j) any other encumbrances, defects or irregularities that do not, individually or in the aggregate, materially detract from the value of or materially interfere with the use or ownership of the Contributed Assets subject thereto or affected thereby and that would be accepted by a reasonably prudent purchaser engaged in the business of owning and operating oil and gas properties; and

          (k) the Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of September 1, 1999, from CHEX, as Mortgagor, to EnCap Energy Capital Fund III, LP, as Mortgagee, recorded in Cameron Parish, Louisiana on September 3, 1999 in Mortgage Book 245, File No. 261733, as amended by that certain First Amendment to Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement recorded in Cameron Parish, Louisiana on September 9, 1999 in Mortgage Book 245, File No. 2618017, as amended by that certain Second Supplement and Amendment to Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement recorded in Cameron Parish, Louisiana on October 26, 1999 in Mortgage Book 246, File No. 262290, and as further amended by that certain Third Supplement and Amendment to Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated as of February 29, 2000 (as amended, the "Mortgage"), and Original Financing Statement No. 261734 filed on September 3, 1999 with the Parish Clerk of Cameron Parish, Louisiana, as amended (the "Financing Statement"); provided that, insofar and only insofar as the Mortgage and Financing Statement cover the Contributed Assets, the Mortgage and Financing Statement shall be released on or before the Initial Closing Date.

     "Petrie Parkman" shall mean Petrie Parkman & Co., Inc.
      --------------


                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

     "Preferred Stock" means the Series A Convertible Preferred Stock, par value
      ---------------
$0.01 per share, of the Company.

     "Pro Rata Portion" with respect to any Investor shall mean, as of the date
      ----------------
of determination, 100% times a fraction, the numerator of which is the Investor's ownership of the Company's Fully-Diluted Common Stock and the denominator of which is the total amount of the Company's Fully-Diluted Common Stock held by Eligible Investors.

     "Proceedings" shall mean all proceedings, actions, claims, suits,
      -----------
investigations and inquiries by or before any arbitrator or Governmental Entity.

     "Prospective Prospects/Contract Rights" shall have the meaning set forth in
      -------------------------------------
Section 5(d) hereof.

     "Related Agreements" shall mean the Stockholders Agreement and the
      ------------------
Management Agreements.

     "Release" shall mean any release, spill, emission, discharge, leaking,
      -------
pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in air, soil, surface water, groundwater or property.

     "Required Consents" shall mean all approvals and consents required to be
      -----------------
obtained by the Company, CHEX or CHEX Sub with respect to the consummation of each of the transactions contemplated by this Agreement, including, without limitation, those set forth on Appendix 3(a)(v) hereto.

     "Required Holders" shall have the meaning set forth in the Stockholders
      ----------------
Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Shares" shall mean the shares of Preferred Stock and Common Stock.
      ------

     "Stock Option Plan" shall mean the Gryphon Exploration Company 2000 Stock
      -----------------
Incentive Plan.

     "Stockholder" shall have the meaning set forth in the Stockholders
      -----------
Agreement.

     "Stockholders Agreement" shall mean the Stockholders Agreement among the
      ----------------------
Company and the Company's stockholders in the form attached hereto as Exhibit G, as amended and in effect from time to time.

     "Subsequent Closing" shall have the meaning set forth in Section 2(h)(ii)
      ------------------
hereof.


                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

     "Subsequent Financing" shall have the meaning set forth in Section 2(c)
      --------------------
hereof.

     "Target Blocks" shall have the meaning assigned to that term in the 2000
      -------------
Program Agreement dated March 1, 2000 between CHEX and Samson Offshore Company.

     "Taxes" means all federal, state, county, local, foreign or other taxes,
      -----
charges, fees, levies, imposts, duties, licenses or other governmental assessments, together with any interest, penalties, additions to tax or additional amounts imposed with respect thereto.

     "WPEP" shall mean Warburg, Pincus Equity Partners, L.P., Warburg Pincus
      ----
Netherlands Equity Partners I, C.V., Warburg Pincus Netherlands Equity Partners II, C.V. and Warburg Pincus Netherlands Equity Partners III, collectively; provided, however, that any action to be taken by WPEP under this Agreement may be taken by Warburg, Pincus Equity Partners, L.P. individually on behalf of the other entities named in this definition.

     "WPEP Cash" shall have the meaning set forth in Section 2(b) hereof.
      ---------

     "Zydeco Agreement" shall mean that certain Exploration Agreement, dated
      ----------------
April 4, 1996, between Zydeco Exploration, Inc. and FX Energy, Inc. (now known as Cheniere Energy Operating Co., Inc.), as amended.

Section 2.  Issuance of Shares; Closings.
            ----------------------------

               (a)  Initial Contributions by CHEX.
                    -----------------------------

                    (i)    Contribution of Assets. Subject to the terms and
                           ----------------------
               conditions of this Agreement, at the Initial Closing, CHEX shall contribute, convey, assign, transfer and deliver to the Company all of its right, title and interest at the time of the Initial Closing in and to the Contributed Assets (the "Contribution"). The Contribution will be effected by delivery by CHEX to the Company of duly executed documents of conveyance in the form attached hereto as Exhibit A together with such additional assignments as may be required by Governmental Entities to effect the assignment to the Company of CHEX's interest in the leases included in the Contributed Assets.

                    (ii)   Assumption of Liabilities.  Subject to the terms and
                           -------------------------
               conditions of this Agreement, at the Initial Closing the Company will assume the Assumed Liabilities.

                    (iii)  Exclusion of Liabilities.  Notwithstanding any other
                           ------------------------
               provision of this Agreement, the Company shall not assume or have any liability hereunder with respect to any other liabilities or obligations of CHEX not specifically included in the Assumed Liabilities, whether known or unknown, liquidated or unliquidated, contingent or fixed (the "Excluded Liabilities"), including, without limitation:

                           (A) liabilities arising out of the business operation
                    of CHEX or its ownership of the Contributed Assets prior to the Effective Date;

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

                         (B) liabilities to the extent arising out of any businesses operated and assets owned by CHEX other than the Contributed Assets, whether incurred before or after the Effective Date; and

                         (C) liabilities or obligations for CHEX to pay any taxes of any kind or nature, including any interest or penalties imposed with respect hereto, and including any taxes incurred by CHEX arising out of its business operation or its ownership of the Contributed Assets prior to the Effective Date.

                    (iv) Initial Issuance of Common Stock to CHEX.  In
                         ----------------------------------------
               consideration for all of the foregoing, at the Initial Closing, subject to the terms and conditions of this Agreement, the Company will issue to CHEX 145,590 shares of Common Stock.

                    (v)  Payment to CHEX; Issuance of the CHEX Notes.  On the
                         -------------------------------------------
               date hereof, WPEP shall deliver to CHEX, by wire transfer of immediately available funds to an account or accounts designated by CHEX, the amount of $2,000,000 in exchange for the execution and delivery of a note, in the form attached hereto as Exhibit B, in the original principal amount of $2,000,000. In addition, if prior to the Initial Closing CHEX elects to participate in the completion of a well on the Shark Prospect (as described in Appendix 2(a)(i)), then CHEX shall notify WPEP of such election and furnish WPEP a copy of an authorization for expenditure ("AFE") setting forth the estimated completion costs and CHEX's proportionate share thereof. Upon receipt of such an AFE, WPEP, within two (2) Business Days, shall either (A) notify CHEX of its election not to participate in the well, in which case the well shall not be included in the Contributed Assets or (B) deliver to CHEX, by wire transfer of immediately available funds, an amount equal to CHEX's share of the estimated completion costs as set forth in the AFE and CHEX shall execute and deliver a note, in the form attached hereto as Exhibit B, in the original principal amount equal to such share of completion costs; provided that if WPEP has notified CHEX within such two Business Day period that it wishes to fund CHEX's share of the completion costs as set forth in clause (B) hereof, but CHEX is unable to cause MDCK or another counsel reasonably acceptable to WPEP to deliver a legal opinion with respect to the note to be issued by CHEX (in form and substance substantially similar to the legal opinion given by MDCK on the date of this Agreement with respect to the original CHEX Note), then CHEX may fund such obligations and, in such case, the well will be included in the Contributed Assets subject to the Company reimbursing CHEX at the Initial Closing for completion costs for the well that have been incurred by CHEX prior to the Initial Closing. The note referred to in this first sentence of this paragraph and any note with respect to completion costs are collectively referred to herein as the "CHEX Notes." At the Initial Closing, CHEX will assign, and the Company will assume, the CHEX Notes and the CHEX Notes will be included in the definition of Assumed Liabilities.

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

               (vi) Operating Fee.  At the Initial Closing, the Company
                    -------------
          hereby agrees to pay to CHEX an operating fee equal to (A) $50,000 plus (B) an additional $10,000 for each day from, and including, September 1, 2000 to, and including, the Initial Closing Date. The aggregate amount of this fee shall be delivered by the Company to CHEX by wire transfer of immediately available funds on the Initial Closing Date.

          (b)  Initial Cash Contributions by WPEP and the Management Investors.
               ---------------------------------------------------------------

               (i)  Cash Contributions.  Subject to the terms and conditions
                    ------------------
          of this Agreement, at the Initial Closing, WPEP and the Management Investors shall contribute as a capital contribution to the Company, and the Company shall accept from the Investors, the following cash contributions, where the term "WPEP Cash" shall mean $24,950,000 less the principal amount of all CHEX Notes assumed by the Company pursuant to Section 2(a)(v) hereof:

          Investor                                                    Cash Contribution
          --------                                                    -----------------
          Warburg, Pincus Equity Partners, L.P.                       WPEP Cash * 0.945
          Warburg, Pincus Netherlands Equity Partners I, L.P.          WPEP Cash * 0.03
          Warburg, Pincus Netherlands Equity Partners II, L.P.         WPEP Cash * 0.02
          Warburg, Pincus Netherlands Equity Partners III, L.P.       WPEP Cash * 0.005
          Michael Harvey                                                        $25,000
          Ron Krenzke                                                           $25,000

          Such contributions shall be made by wire transfer of immediately available funds to an account or accounts designated by the Company in writing at least two (2) Business Days prior to the Initial Closing. In addition, at the Initial Closing, WPEP shall forgive all CHEX Notes and any interest accrued thereunder.

               (ii)  Initial Issuance of Preferred Stock.  In consideration of
                     -----------------------------------
          the foregoing, at the Initial Closing, subject to the terms and conditions of this Agreement, the Company will issue to WPEP and the Management Investors the number of shares of Preferred Stock set forth below:

                                                                                 Shares of
          Investor                                                         Preferred Stock
          --------                                                         ---------------
          Warburg, Pincus & Co., as nominee                                         24,950
          Michael Harvey                                                                25
          Ron Krenzke                                                                   25

          (c)  Subsequent Financings.
               ---------------------

               (i) CHEX Sub and WPEP (the "Eligible Investors") shall each have the option to purchase its Pro Rata Portion of up to 75,000 additional shares of Preferred Stock at a purchase price of $1,000 per share as called by the Company from time to time pursuant to a Call Notice (defined below) delivered in accordance with

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

          Section 2(d). Each closing of additional funds pursuant to this
          Section 2(c) shall be referred to at times herein as a "Subsequent Financing." The purchase price paid in any Subsequent Financing is referred to at times herein as an "Additional Capital Contribution." All Additional Capital Contributions shall be payable in cash and, unless otherwise agreed to by the Board, shall be paid by the wire transfer of immediately available United States dollars on or before the applicable Call Closing Date (as defined below) to a bank account designated by the Company prior to such Call Closing Date. With respect to any Subsequent Financing, each of the Eligible Investors' respective Pro Rata Portions shall be determined as of the date the Board authorized the applicable Call Notice.

               (ii) Notwithstanding Section 2(c)(i) above, each of the Management Investors shall be required to purchase one-tenth of one percent of WPEP's Pro Rata Portion of any Subsequent Financing in which WPEP is participating. The obligation of each Management Investor to purchase Shares pursuant to this Section 2(c)(ii) is subject to such Management Investor being an "accredited investor" as defined in Rule 501(a) under the Securities Act or the waiver of such condition by the Company. No Management Investor shall be obligated to purchase shares pursuant to this Section 2(c)(ii) if his respective Management Employment Agreement has been terminated at the time of the Subsequent Financing. To the extent that any Management Investor purchases shares pursuant to this Section 2(c)(ii), WPEP's Pro Rata Portion of the applicable Subsequent Financing shall be reduced.

          (d)  Call Notices.
               ------------

               (i)  With respect to any proposed Subsequent Financing under
          Section 2(c), the Company shall provide each Investor a written notice, substantially in the form attached hereto as Exhibit C (a "Call Notice"), which shall (i) specify the date on which the Company intends to close on the Subsequent Financing (each such date referred to as a "Call Closing Date"); (ii) specify the total amount of the Additional Capital Contribution being called and such Eligible Investor's Pro Rata Portion thereof; (iii) specify the total number of shares of Preferred Stock proposed to be issued (calculated on the basis of a price of $1,000 per share of Preferred Stock) in exchange for the Additional Capital Contributions; and (iv) include all materials, if any, related to the Call Notice that were presented to the Directors at the meeting at which such Call Notice was approved, for the purpose of evaluating such Call Notice; provided, however, that no materials shall be delivered to CHEX or WPEP, respectively, if any Director designated by such Investor attended the meeting at which the Call Notice was approved and received all materials related to the Call Notice presented to Directors thereat.

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

               (ii) Any Call Notice shall be delivered as follows:

                    (A) for any Subsequent Financing that is $10,000,000 or less, the Company shall deliver the Call Notice no later than 40 days prior to the Call Closing Date;

                    (B) for any Subsequent Financing greater than $10,000,000, the Company shall deliver the Call Notice no later than 90 days prior to the Call Closing Date.

          (e)  Participation Notices.  Upon Receipt of a Call Notice, each
               ---------------------
     Eligible Investor shall provide written notice (a "Participation Notice") indicating whether it will participate in the Subsequent Financing referenced in such Call Notice to both the Company and the other Eligible Investor as follows:

               (i) for any Subsequent Financing that is $10,000,000 or less, each Eligible Investor shall deliver the Investor Participation Notice within 10 days of receiving the applicable Call Notice;

               (ii) for any Subsequent Financing that is more than $10,000,000, each Eligible Investor shall deliver the Investor Participation Notices within 15 days of receiving the applicable Call Notice.

               (iii) Notwithstanding Section 2(e)(ii) above, if an Eligible Investor receives a Call Notice relating to a subsequent Financing that is more than $10,000,000 and specifying that such Subsequent Financing will fund a strategic acquisition of securities or assets or a business that was formally brought to the attention of the Board at least 15 days prior to the Board meeting at which such transaction is (or was) to be approved, then the Investor shall provide notice of its intention to participate within 5 days of receiving the applicable Call Notice. In connection with any transaction governed by this
          Section 2(e)(iii), the Company shall provide to CHEX and WPEP all materials relating to such transaction presented to the Board if and when they are so presented; provided, however, that no materials shall be delivered to CHEX or WPEP, respectively, if any Director designated by such Investor attended the meeting at which the Call Notice was approved and received all materials related to the Call Notice presented to Directors thereat.

               Subject to the conditions set forth in Section 3(d) hereof, Eligible Investors agreeing to participate in a Subsequent Financing shall fund their committed portion of such Subsequent Financing on the Call Closing Date set forth in the applicable Call Notice; provided, however, that Eligible Investors agreeing to participate in a Subsequent Financing described under Section 2(e)(iii) above shall fund their committed portion of such Subsequent Financing at the closing of the strategic acquisition referred to therein.

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

          (f)  Eligible Investor Non-Participation in a Subsequent Financing.
               -------------------------------------------------------------

               (i) To the extent that any Eligible Investor elects not to participate in any Subsequent Financing, such Eligible Investor acknowledges that its Pro Rata Portion of any future Subsequent Financings may be affected.

               (ii) In the event that any Eligible Investor elects not to participate in a Subsequent Financing, then the other Eligible Investor shall have the option to purchase the non-participating Eligible Investor's Pro Rata Portion thereof. This option shall be exercisable by written notice to the Company and the non-participating Eligible Investor within 5 days of receiving the Participation Notice indicating the non-participating Eligible Investor's intent not to participate.

               (iii) In the event that an Eligible Investor delivers a Participation Notice indicating its intention to participate in a Subsequent Financing to the Company and then fails to fund the Subsequent Financing on the applicable Call Closing Date, such Eligible Investor shall forfeit all rights to participate in any future Subsequent Financings unless the failure to fund such Subsequent Financing is (A) the result of a written agreement between the Company and the participating Eligible Investors, (B) due to the failure of any Investor condition to closing set forth in Section 3(d) hereof, or (C) cured within 5 Business Days of the Company notifying such Eligible Investor of its failure to fund.

               (iv) If, at any time after a CHEX Change of Control, the Company delivers a Call Notice in accordance with Section 2(d) above and CHEX elects not to participate in the Subsequent Financing referenced therein or fails to fund such Subsequent Financing on the applicable Call Closing Date, CHEX shall forfeit all rights to participate in any future Subsequent Financings.

          (g)  Limitation on Capital Calls.  Any call for a Subsequent
               ---------------------------
     Financing shall require approval by the Board. In no event shall a Call Notice be made for an aggregate amount of less than Three Million Dollars ($3,000,000).

          (h)  Closings.
               --------

               (i) The initial issuance and delivery of the Shares to be purchased by the Investors shall take place at a closing (the "Initial Closing") to be held at the offices of Vinson & Elkins L.L.P. on such date (the "Initial Closing Date") which shall be on the day which is five (5) consecutive Business Days after the date on which the last of the conditions set forth in Sections 3(a), 3(b), 3(c) and 4 is fulfilled or waived or is capable of being fulfilled at the Initial Closing or at such other time or place as the parties hereto shall agree.

               (ii) On each Call Closing Date, the Company will deliver to each Investor participating in the applicable Subsequent Financing certificates evidencing the

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement
          shares of Preferred Stock to be purchased by such Investor and registered in the name of such Investor against receipt of the purchase price therefor by wire transfer of immediately available funds to the Company in an account designated by the Company prior to such Call Closing Date (each such occurrence, a "Subsequent Closing").

               (iii) At any Closing, WPEP shall have the option to have all shares to be issued to WPEP registered in the name of Warburg, Pincus & Co., as nominee. At the Initial Closing, CHEX shall transfer its interest in the Company to CHEX Sub and CHEX hereby consents to the Company issuing the securities issuable to CHEX pursuant to Section 2(a)(iv) above, and registering such securities in the name of, CHEX Sub.

Section 3.  Investors' Conditions of Initial Closing.
            ----------------------------------------

          (a)  Initial Closing Conditions of the Investors.  Each Investors'
               -------------------------------------------
     obligation to acquire the Shares to be acquired by them hereunder on the Initial Closing Date is subject to the satisfaction or waiver, on or before the Initial Closing Date, of the conditions contained in this Section 3(a).

               (i)  Representations and Warranties. The representations and
                    ------------------------------
          warranties of the Company contained in this Agreement that are qualified by reference to materiality or Material Adverse Effect shall be true and correct, and any such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Initial Closing Date, in each case as if made at and as of such date, except that representations and warranties made as of a specific date need be true only as of that date.

               (ii)  Performance. The Company shall have performed in all
                     -----------
          material respects all of its obligations under this Agreement required to be performed by it on or prior to the Initial Closing Date.

               (iii) Formation Documents and Stockholders Agreement.  Each
                     ----------------------------------------------
          Investor shall have received an Officer's Certificate, dated the Initial Closing Date, attaching (i) a true and complete copy of the Company's Certificate of Incorporation, together with all amendments thereto, as filed with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit D, (ii) a true and complete copy of the Company's Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware and in the form attached hereto as Exhibit E, (iii) a true and complete copy of the Company's Bylaws in effect on the date thereof in the form attached hereto as Exhibit F, (iv) a true and complete copy of the Stockholders Agreement in the form attached hereto as Exhibit G, (v) certificates of good standing of the appropriate officials of the jurisdiction of formation of the Company and of each state or other jurisdiction in which the Company is qualified to transact business, and is transacting

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement
          business, except those other jurisdictions where the failure to be so qualified would not have a Material Adverse Effect, and (vi) resolutions of the Directors of the Company authorizing the execution and delivery of this Agreement, the Stockholders Agreement and the issuance of the Shares.

               (iv)   Compliance with Securities Laws.  The offering and sale
                      -------------------------------
          of the Shares under this Agreement shall have complied with all applicable requirements of federal and state securities laws.

               (v)    No Adverse Action or Decision.  There shall be no action,
                      -----------------------------
          suit, investigation or proceeding, pending or to the Company's knowledge threatened, against or affecting the Company or any of its properties or rights, or any of its affiliates, associates, officers or Directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction, and to the Company's knowledge there shall be no valid basis for any such action, proceeding or investigation.

               (vi)   Approvals and Consents.  The Company shall have duly
                      ----------------------
          received all authorizations, consents, approvals, licenses, franchises, permits and certificates, other than Customary Filings, by or of all Governmental Entities necessary (including those required under the HSR Act, if any) for the issuance of the Shares by the Company and the consummation of the transactions contemplated hereby, and all of the foregoing shall be in full force and effect at the Initial Closing Date.

               (vii)  Board Nominees.  The initial members of the Board
                      --------------
          specified in the Stockholders Agreement shall have been appointed Directors of the Company effective upon the Initial Closing.

               (viii) Stock Option Plan.  The Company shall have adopted the
                      -----------------
          Stock Option Plan including the attached form of Stock Option Agreement in the form attached hereto as Exhibit H and shall have granted options thereunder as set forth on Appendix 3(a)(viii) hereto (the "Initial Option Grants").

               (ix)   Cancellation of CHEX Securities.  Each former employee of
                      -------------------------------
          CHEX named on Appendix 3(a)(ix) hereto shall have entered into an Option and Warrant Cancellation Agreement, substantially in the form attached hereto as Exhibit I (a "Cancellation Agreement"), with CHEX whereby all options, warrants and other equity interests in CHEX granted by CHEX held by such individual have been cancelled (other than 150,000 shares of Common Stock held by Ron Krenzke).

               (x)    Employment Agreements.  The Company shall have entered
                      ---------------------
          into employment agreements (collectively, the "Management Employment Agreements")

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement
          with Michael Harvey and Ron Krenzke, in the forms attached hereto as Exhibit J and Exhibit K, respectively.

               (xi)   HSR Act Filings.  The Company and the Investors shall
                      ---------------
          have filed all reports and submissions required under the HSR Act concerning the transactions contemplated hereby and any waiting periods related to such filings shall have expired or received early termination.

               (xii)  Company Qualification.  The Company shall be duly
                      ---------------------
          qualified to own and hold offshore federal and state of Louisiana oil and gas leases.


               (xiii) Contract Operating Agreement.  The Company and CHEX shall
                      ----------------------------
          have entered into a Contract Operating Agreement substantially in the form attached hereto as Exhibit L.

               (xiv)  Stockholders Agreement.  The Company and the Investors
                      ----------------------
          shall have entered into the Stockholders Agreement in substantially the form attached hereto as Exhibit G.

          (b)  WPEP's Initial Closing Conditions.  In addition to the
               ---------------------------------
     conditions set forth in Section 3(a) above, WPEP's obligation to acquire the Shares to be acquired by it hereunder on the Initial Closing Date is further subject to the satisfaction or waiver, on or before the Initial Closing Date, of the conditions contained in this Section 3(b).

               (i)    Opinion of CHEX's Counsel.  MDCK shall have delivered a
                      -------------------------
          legal opinion dated the Initial Closing Date substantially in the form attached hereto as Exhibit M to WPEP.

               (ii)   Representations and Warranties.  The representations and
                      ------------------------------
          warranties of CHEX and CHEX Sub contained in this Agreement that are qualified by reference to materiality shall be true and correct, and any such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Initial Closing Date, in each case as if made at and as of such date, except that representations and warranties made as of a specific date need be true only as of that date.

               (iii)  Performance.  CHEX and CHEX Sub shall have performed in
                      -----------
          all material respects all of its obligations under this Agreement required to be performed by it on or prior to the Initial Closing Date.

               (iv)   Corporate Documentation.  WPEP shall have received all
                      -----------------------
          such counterpart originals or certified or other copies of such documents as they may reasonably request.

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

               (v)  Consents.  WPEP shall have been furnished with evidence of
                    --------
          all Required Consents, other than Customary Filings, the failure of which to obtain could be reasonably expected, in the aggregate, to result in a Material Adverse Effect, and each such Required Consent shall be unconditional or be subject to conditions which have been satisfied on or before the Initial Closing Date.

          (c)  CHEX's Initial Closing Conditions.  In addition to the conditions
               ---------------------------------
     set forth in Section 3(a) above, CHEX's obligation to acquire the Shares to be acquired by it hereunder on the Initial Closing Date is further subject to the satisfaction or waiver, on or before the Initial Closing Date, of the conditions contained in this Section 3(c).

               (i)   Representations and Warranties.  The representations and
                     ------------------------------
          warranties of WPEP contained in this Agreement shall be true and correct in all material respects at and as of the Initial Closing Date, in each case as if made at and as of such date, except that representations and warranties made as of a specific date need be true only as of that date.

               (ii)  Performance.  WPEP shall have performed in all material
                     -----------
          respects all of its obligations under this Agreement required to be performed by it on or prior to the Initial Closing Date.

               (iii) Corporate Documentation.  CHEX shall have received all
                     -----------------------
          such counterpart originals or certified or other copies of such documents as they may reasonably request.

          (d)  Subsequent Closing Conditions.  Each Eligible Investor's
               -----------------------------
     obligation to purchase shares of Preferred Stock on a Call Closing Date shall be subject to the satisfaction or waiver, on or before each such Call Closing Date, of the conditions contained in this Section 3(d).

               (i) Except as specified in the applicable Call Notice, the representations and warranties of the Company contained in Sections 6(a), (c), (d) and (e) of this Agreement that are qualified by reference to materiality or Material Adverse Effect shall be true and correct, and any such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the applicable Call Closing Date, in each case as if made at and as of such date, except that representations and warranties made as of a specific date need be true only as of that date.

               (ii) The Company shall have performed in all material respects all of its obligations under this Agreement required to be performed by it on or prior to the applicable Call Closing Date.

               (iii) In the event of a Subsequent Closing pursuant to a Call Notice, any conditions specified in such Call Notice shall have been satisfied.

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

               (iv) As of the applicable Call Closing Date, the Company shall not be in material violation of the its Certificate of Incorporation or Bylaws or the Stockholders Agreement.

               (v) As of the applicable Call Closing Date, there shall have been no Material Adverse Change since the date of the applicable Call Notice, except as specifically set forth in such Call Notice.

               (vi) As of the applicable Call Closing Date, the authorizations, consents, approvals, licenses, franchises, permits and certificates necessary to be obtained or made, and all waiting periods required or contemplated to expire, prior to the consummation of the transactions to be effected on the applicable Call Closing Date described in this Agreement under applicable federal, state or local laws, including the HSR Act, or applicable laws of any foreign jurisdiction shall have been obtained, made or expired, as the case may be, and all such regulatory approvals shall be in full force and effect.

               (vii) The Company shall have delivered to each participating Eligible Investor an Officer's Certificate, dated the applicable Call Closing Date, to the effect of clauses (i) through (vi) above.

Section 4. The Company's Conditions of Closing.  The Company's obligation to
           -----------------------------------
issue the Shares to any Investor hereunder at any Closing is subject to the satisfaction or waiver, on or before the applicable Closing Date of the conditions contained in this Section 4.

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of such Investor purchasing Shares at such Closing contained in
     Section 7 hereof shall be true in all material respects on and as of the applicable Closing Date, and such Investor shall have delivered to the Company an Officer's Certificate, dated the applicable Closing Date, to such effect.

          (b)  Performance.  Such Investor shall have performed in all material
               -----------
     respects all of its obligations under this Agreement required to be performed by it on or prior to the applicable Closing Date.

          (c)  Approvals and Consents.  The Company shall have duly received
               ----------------------
     all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of Governmental Entities (including those required under the HSR Act, if any) for the issuance of the Shares by the Company and the consummation of the transactions contemplated hereby at the applicable Closing Date.

Section 5.  Covenants.
            ---------

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

          (a)  Cooperation, Approvals, Further Action.  The Company and the each
               --------------------------------------
     of the Investors covenants and agrees to cooperate and use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other parties to obtain all Approvals that may be necessary or which may be reasonably requested by the Company or the Investors to consummate the transactions contemplated by this Agreement and the Related Agreements. In case at any time after the date hereof any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the parties shall take all such necessary action. Without limiting the foregoing, the parties hereto acknowledge that CHEX is responsible for obtaining any Required Consents prior to the Initial Closing and CHEX will agree to assist and cooperate with the Company in obtaining any approvals of any Governmental Entities with respect to the assignment of the oil and gas leases included in the Contributed Assets.

          (b)  Closing Conditions; Adverse Effect.  CHEX covenants and agrees,
               ----------------------------------
     from the date hereof until the earlier of the Initial Closing Date or the termination of this Agreement, not to take any action that will, or is reasonably likely to, (i) cause any breach of the representations and warranties of CHEX or CHEX Sub contained herein such that any condition to the Initial Closing contained herein would not be satisfied or (ii) adversely affect the Contributed Assets, in each case, without the prior written consent of WPEP; provided, however, that such consent shall be deemed given unless WPEP notifies CHEX to the contrary within 3 Business Days of receipt of a written request therefor.

          (c)  HSR Act Compliance.  Each of the parties hereto shall (i) file or
               ------------------
     cause to be filed, as promptly as possible after the execution of this Agreement, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and (ii) promptly comply or cause to be complied with the requests by the Federal Trade Commission and the United States Department of Justice for additional information concerning the transactions contemplated hereby, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each party hereto agrees to request, and to cooperate with any other party requesting, early termination of any applicable waiting period under the HSR Act. If after Initial Closing or and until the date at which the shares of Preferred Stock purchased hereunder are fully converted in accordance with their terms, further filings are required under the HSR Act so that any Investor may acquire the shares of Common Stock underlying such Preferred Stock or otherwise acquire securities pursuant to this Agreement or the Related Agreements, the Company will upon written request of such Investor, and the Investors will upon the written request of the Company,
     (i) file or cause to be filed, as promptly as practicable after the receipt of such notice and in no event later than 15 Business Days after the receipt of such notice, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated in such notice, (ii)

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement
     promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information so that the waiting period applicable thereto under the HSR Act shall expire as soon as practicable, and (iii) cooperate with the other parties hereto in requesting early termination of any applicable waiting period under the HSR Act. The Company will reimburse any Investor for any filing fees in connection with such filings by such Investor.

          (d)  Ongoing Negotiations.  The Company and the Investors acknowledge
               --------------------
     that CHEX is currently in the process of negotiating with third parties for the acquisition of the prospects/leases in, and for farmout and/or farmin or other contract rights set forth in Appendix 5(d) hereto (the "Prospective Prospects/Contract Rights"). If, prior to the date of the Initial Closing, CHEX enters into any agreement regarding the Prospective Prospects/Contract Rights or acquires any interest in any such Prospective Prospects/Contract Rights or any interest in any oil or gas lease or prospect currently being evaluated by CHEX, then CHEX will provide to the Company and the other Investors written notice of such agreement or acquisition and, if consented to by WPEP, (i) such agreement and/or property acquired shall become part of the Contributed Assets hereunder to be contributed to the Company hereunder (and the term "Contributed Assets" shall be deemed to include such agreement and/or property), (ii) the Company will assume the contractual liabilities associated with such Prospective Prospects/Contract Rights (and the term "Assumed Liabilities" shall be deemed to include such liabilities) and (iii) the Company will reimburse CHEX at the Initial Closing for any out-of-pocket fees or expenses (including any consideration paid) incurred in connection with obtaining or acquiring such Prospective Prospects/Contract Rights; provided, however, that with respect to the Prospective Prospects/Contract Rights relating to West Cameron Block 43 and High Island Block 52, WPEP, upon the approval of Michael Harvey, will not unreasonably withhold the consent referenced above. In the event that no agreement and/or acquisition (or contract for acquisition) with respect to any Prospective Prospects/Contract Rights is completed by CHEX prior to the Closing, then CHEX agrees that (i) the term "Contributed Assets" shall include all of its rights to continue negotiations with respect to any such Prospective Prospects/Contract Rights (and Appendix 2(a)(i) shall be revised accordingly), (ii) the Company will have the right to enter into any agreement resulting from such negotiations and (iii) for a period of two years following the Initial Closing Date, neither CHEX nor any Affiliate of CHEX (other than the Company and any of its subsidiaries) will engage in any further negotiations regarding such Prospective Prospects/Contractual Rights, acquire any interest in, or enter into any agreement with respect to, such Prospective Prospects/Contract Rights. If, notwithstanding the foregoing, in any transaction (a "Subject Transaction"), CHEX acquires an interest in any Prospective Prospects/Contract Rights during such period (an "Acquired Interest"), then within fourteen (14) days after such acquisition, CHEX shall notify the Company in writing of such acquisition, such notice to include (i) a description of such Acquired Interest, (ii) the amount and type of consideration paid by CHEX for such Acquired Interest, including a statement of the cash value of any consideration paid by CHEX for such Acquired Interest other than cash, and (iii) a description of any consideration paid by CHEX in the Subject Transaction and any transactions directly related thereto that was not allocated to such Acquired Interest. The cash value of any such consideration shall

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement
     be the "Acquisition Cost," unless within 15 days after receipt of CHEX's notice, the Company notifies CHEX in writing that the Company in good faith disagrees with either the value attributed to any non-cash consideration or the allocation of any consideration between the Acquired Interest and any other properties/interests involved in the Subject Transaction or any transaction directly relating thereto. In such notice, the Company shall designate an independent, nationally recognized petroleum engineering firm to conduct an appraisal as to the fair valuation or allocation of such consideration. The appraisal of the appraiser shall be binding on the parties and shall be deemed the "Acquisition Cost". The Company and CHEX shall split equally the cost of any such appraiser. The Company shall have sixty (60) days after receipt of such notice (or after the receipt of an appraisal referred to in the preceding sentence, if later), in which it may elect to acquire such Acquired Interest from CHEX by tendering the Acquisition Cost, and CHEX shall deliver executed and acknowledged assignments of such Acquired Interest to the Company contemporaneously with CHEX's receipt of such payment. If the Company does not tender the Acquisition Cost for such Acquired Interest within such period, it shall be deemed to have elected not to acquire such Acquired Interest, and CHEX shall retain such Acquired Interest for its own account and shall have no further obligation to the Company with respect thereto.

          (e)  Access; Confidentiality.
               -----------------------

               (i) At all times from and after the date hereof until the Initial Closing, CHEX shall afford WPEP and its counsel and other authorized representatives reasonable access to the properties, employees and officers of CHEX and subsidiaries thereof and to all books, accounts, tax returns, financial and other records, including audit work papers, correspondence and contracts of every kind of CHEX and any subsidiaries thereof, in each case, as related to the Contributed Assets and WPEP may reasonably request to conduct due diligence regarding the Contributed Assets.

               (ii) WPEP shall, and shall cause its representatives to, hold confidential all information relating to CHEX or any subsidiary thereof it has received from CHEX or any of its representatives and any information it receives after the date hereof from CHEX or its representatives as a result of clause (i) above or WPEP's ownership of Shares; provided, however, that the foregoing shall not apply to (A) information that is or becomes generally available to the public other than as a result of a disclosure by WPEP or any of its Affiliates or representatives in violation of this Section 5(e)(ii), (B) information that is or becomes available to WPEP or any of its representatives on a nonconfidential basis from a source other than CHEX or its Affiliates (other than the Company and any of its subsidiaries) or representatives, provided that such source is not known by WPEP to be bound by a confidentiality agreement with, or other obligation of secrecy to, CHEX or any other party, or (C) information that is required to be disclosed by WPEP or any of its representatives as a result of any applicable Law; provided, further, however, that in the event information is required to be disclosed pursuant to clause (C) above, the Person proposing such disclosure shall provide CHEX to the extent practicable an

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement
          opportunity, reasonably in advance of such disclosure, to review and comment on the form and content of the proposed disclosure. The provisions of this Section 5(e)(ii) shall terminate on the first anniversary of the date that all shares of Preferred Stock purchased hereunder have been converted in accordance with their terms.

          (f)  Additional Affirmative Covenants of the Company.  All covenants
               -----------------------------------------------
     contained in this Section 5(f) shall be given independent effect. The provisions of this Section 5(f) are for the benefit of Investors for so long as they hold any Shares.

               (i)   Shares to be Reserved.  The Company covenants that (i) all
                     ---------------------
          shares of Common Stock that may be issued upon the conversion of the shares of Preferred Stock will, upon issuance and upon full payment therefor, be validly issued, fully paid and nonassessable (except to the extent specified in the Delaware General Corporation Law) and free from all taxes, liens and charges (other than under the Stockholders Agreement) with respect to the issuance thereof, (ii) during the period within which the shares of Preferred Stock may be converted into shares of Common Stock, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to permit the conversion of the shares of Preferred Stock and (iii) so long as any Investor has a subscription option under this Agreement, the Company shall reserve and set aside a sufficient number of shares of Preferred Stock issuable upon the making of any Additional Capital Contribution.

               (ii)  Payment of Expenses.  In the event the Initial Closing is
                     -------------------
          consummated, the Company will (i) pay, or reimburse WPEP for the payment of, all reasonable out-of-pocket expenses arising in connection with the transactions and other agreements and instruments contemplated by this Agreement with respect to the Initial Closing, including the reasonable fees and expenses of WPEP's counsel, agents, advisors and consultants, (ii) pay, or reimburse CHEX for the payment of, up to $600,000 of fees and up to $20,000 of expenses of Petrie Parkman pursuant to the agreement between CHEX and Petrie Parkman previously delivered to the Company and WPEP and (iii) pay, or reimburse CHEX for the payment of, up to $75,000 of legal fees and expenses of MDCK arising in connection with the transactions and other agreements and instruments contemplated by this Agreement with respect to the Initial Closing. The Company will also pay any HSR Act filing fees payable in connection with this Agreement.

               (iii) Office Space.  For a period of six months following the
                     ------------
          Initial Closing, the Company shall permit CHEX to continue to use, at no cost, the office space currently occupied by CHEX to the extent and in the manner presently used by the employees of CHEX that are remaining with CHEX following the Initial Closing Date.

               (iv)  Override Programs. The parties hereto acknowledge that
                     -----------------
          the Company shall assign to the Key Geologists/Geophysicists (in the aggregate) who remain in the employ of the Company on November 1, 2001 a proportionally reduced

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement
          overriding royalty interest equal to 1% in each oil and gas lease within the Target Blocks (A) acquired by the Company as a Contributed Asset hereunder or (B) acquired by the Company through a farmin, option or acquisition transaction entered into by the Company, to the extent and only to the extent, such farmin, option or acquisition transaction is entered into by the Company pursuant to a written agreement prior to November 1, 2000. Such assignment shall be effective as of the date of acquisition of the burdened lease by the Company and each such overriding royalty interest shall be calculated and paid on the same basis as the applicable lessor's royalty. The Key Geologists/Geophysicists shall share any such overriding royalty interest in equal proportions. No other overriding royalty interests shall be granted by the Company to any of its directors, officers or employees without the approval of the Company's board of directors.

               (v)  Company Qualification.  The Company will take all actions
                    ---------------------
          necessary to become duly qualified to own, hold and operate offshore and onshore federal and state oil and gas leases acquired at the Initial Closing or thereafter and shall comply with all bonding requirements to own, hold and operate such leases.

               (vi) Payment to Fairfield.  At the Initial Closing, the
                    --------------------
          Company will pay to Fairfield the amount of $1,940,210.87, plus interest at the rate of 12% per annum on $1,903,156.00 from August 24, 2000 to and including the Initial Closing Date.

          (g)  Additional Affirmative Covenants of CHEX.  All covenants
               ----------------------------------------
     contained herein shall be given independent effect.  The provisions of this
     Section 5(g) are for the benefit of the Company, WPEP and the Management Investors.

               (i)  Financial Service. CHEX covenants that, for a period of six
                    -----------------
          months after the consummation of the Initial Closing, it shall provide to the Company, at no cost, financial services as the Company may reasonably require, including accounting and cash management services. Nothing herein shall obligate CHEX to provide records, financial information or other information which is not kept or reported by CHEX in the ordinary course of business except as may be required to comply with the rules of the Commission in connection with any registered public offering of capital stock of the Company. Further, nothing herein shall require CHEX to install equipment, hire personnel, or expand any systems or services beyond the level provided by CHEX as of the date hereof.

               (ii)  Transfer Fees.  CHEX covenants that is fully responsible
                     -------------
          for any and all transfer fees required by this Agreement or arising as a result of the transactions contemplated by this Agreement, including, without limitation, any transfer fees payable to Fairfield in connection with the assignment or transfer of the Fairfield Agreement to the Company.

               (iii) Taxes.  CHEX acknowledges that the consideration received
                     -----
          for the Contributed Assets includes amounts for any and all Texas, Louisiana or other sales

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement
          and use taxes related to the Contributed Assets and CHEX hereby covenants that it will pay all such amounts to the appropriate government agency.

               (iv)  Shark Prospect. Prior to the Initial Closing, CHEX shall
                     --------------
          cause the owners of the platform located on West Cameron Block 49 to enter into a Production Handling Agreement with CHEX in a form assignable to the Company, substantially in the form of Exhibit B to the Second Amendment to Joint Operating Agreement, dated effective December 1, 1999, between IP Petroleum Company, Inc., as Operator, and Cheniere Energy, Inc., et al, as Non-Operators (the "JOA"), with respect to production from the Shark Prospect (as such prospect is described in Appendix 2(a)(i) hereto) and such Production Handling Agreement shall be included in the definition of Contributed Assets. CHEX further covenants that, in the event the Company determines that additional production handling capacity is required for the Company's interest in the Shark Prospect, upon request of the Company, CHEX will propose and approve an "Expansion of Capacity," as defined in the JOA, and the Company shall bear all costs, risk and expense of such Expansion of Capacity, insofar as such costs are attributable to the Shark Prospect, and indemnify and hold CHEX harmless from any loss or liability in connection therewith

          (h)  Oil and Gas Lease OCS-G 21549.  The parties agree that CHEX
               -----------------------------
     may, prior to the Initial Closing, assign to third parties up to an undivided 25% working interest (with a corresponding decrease in CHEX's net revenue interest) in Oil and Gas Lease OCS-G 21549, covering West Cameron Block 307; provided that any interest retained therein and any proceeds of such assignment shall be deemed Contributed Assets.

Section 6.  Representations and Warranties of the Company.  The Company
            ---------------------------------------------
represents and warrants to each  Investor as of the Initial Closing Date that:

          (a)  Organization; Qualification and Authority.  The Company is a
               -----------------------------------------
     corporation duly formed and validly existing in good standing under the laws of the State of Delaware. The Company has been recently incorporated and has not engaged in any activities other than those related to this Agreement. Prior to the contributions to be made at the Initial Closing, the Company has no subsidiaries. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary and in which the failure to so qualify would have a Material Adverse Effect. Subject to Customary Filings, the Company has the power to own its properties and to carry on its business as it is now being conducted. The Company has all requisite power and authority to enter into this Agreement and to issue and sell the shares of Preferred Stock and Common Stock, and to issue Common Stock upon conversion of the Preferred Stock and has the requisite power and authority to carry out the transactions contemplated hereby to be performed by it, and the execution, delivery and performance hereof have been duly authorized by all necessary action. This Agreement and each other agreement or instrument executed and delivered by the Company pursuant hereto or in connection herewith constitutes the legal, valid and binding obligations of the Company and, except as may be

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement
     affected by bankruptcy, insolvency, moratorium, reorganization and other laws and judicial decisions affecting the rights of creditors generally and general principles of equity, are enforceable against the Company in accordance with their respective terms.

          (b)  Authorized Shares and Related Matters.  As of the date of this
               -------------------------------------
     Agreement (i) the aggregate authorized Shares of the Company consists of 4,500,000 Shares, of which 4,000,000 are shares of Common Stock and 500,000 are shares of Preferred Stock; (ii) prior to the issuances contemplated hereby, no shares of Preferred Stock are issued and outstanding and 10 shares of Common Stock are issued and outstanding; (iii) except for the Initial Option Grants, the Company does not have outstanding any Shares or other securities convertible into or exchangeable for any Shares, any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any Shares, or any securities convertible into or exchangeable for any Shares (except as expressly provided in this Agreement, the Stockholders Agreement or the Stock Option Plan); and (v) the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any Shares.

          (c)  Defaults; Outstanding Debt.  The Company is not in violation of
               --------------------------
     and is not in default under (i) its Certificate of Incorporation or Bylaws or the Stockholders Agreement, (ii) any Indebtedness, (iii) any indenture, mortgage, lease, or any other contract, agreement or instrument to which the Company or any subsidiary thereof is a party or by which it or any of its properties are bound or affected, or (iv) with respect to any order, writ, injunction or decree of any court or any federal, state, municipal or other domestic department, commission, board, bureau, agency or instrumentality, which default, in the case of (iii) above, would have a Material Adverse Effect, and there exists no condition, event or act which constitutes, or which after notice, lapse of time, or both, would constitute, such a default under any of the foregoing.

          (d)  No Violation.  The execution and delivery of this Agreement by
               ------------
     the Company and the Investors do not, and the consummation by the Company and the Investors of the agreements and transactions contemplated by this Agreement (including the Contribution) will not, (i) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the Certificate of Incorporation and Bylaws of the Company;
     (ii) violate any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order to which the Company or any subsidiary thereof is a party or to which the Company or any subsidiary thereof or any of their respective property is subject; or (iii) conflict with, or result in a breach or violation of, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which the Company or any subsidiary thereof is a party or to which any of their respective property is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, is likely to result in a default or loss of any right thereunder or the creation of any Lien upon any of the assets or properties of the Company or any subsidiary thereof, excepting in the case of clause
     (iii) above, such conflicts, breaches, violations, accelerations, defaults, losses or Liens as would not individually or in the aggregate have a Material Adverse Effect.

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

          (e)  Offering of Shares.  Based in part on the representations and
               ------------------
     warranties of the Investors in Section 7, the offer, sale and issuance of the Shares pursuant to this Agreement and the issuance of Common Stock upon conversion of the Preferred Stock do not require registration of such securities under the Securities Act or registration or qualification under any applicable state "blue sky" or securities laws. The Company, directly or indirectly, has not taken any action which would subject the issuance or sale of any of the Shares to the provisions of Section 5 of the Securities Act or violate the provisions of any securities, "blue sky" law or similar law of any applicable jurisdiction.

Section 7.  Representations, and Warranties of the Investors.  Each Investor
            ------------------------------------------------
severally but not jointly, represents and warrants solely with respect to itself to the Company and to the other Investors as of the Initial Closing Date that:

          (a)  Investment Matters.
               ------------------

               (i) it is acquiring the Preferred Stock and Common Stock solely for its beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Preferred Stock and Common Stock in violation of applicable securities laws;

               (ii) it understands that the Preferred Stock and Common Stock have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof, the availability of which depend in part upon the bona fide nature of its investment intent and upon the accuracy of its representations made in this Section 7;

               (iii) it understands that the Company is relying in part upon the representations and agreements contained in this Section 7 for the purpose of determining whether this transaction meets the requirements for such exemptions;

               (iv) it is an "accredited investor" as defined in Rule 501(a) under the Securities Act;

               (v) it has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in the Preferred Stock and Common Stock;

               (vi) it understands that the Preferred Stock and Common Stock are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that it may dispose of the Preferred Stock and Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and it understands that the Company has no obligation or intention to register any of the Preferred Stock, the Common Stock or securities issuable upon conversion or exercise thereof, thereunder (except pursuant to the registration rights granted in the Stockholders Agreement);

               (vii) it has been furnished by the Company all information (or provided access to all information) regarding the business and financial condition of the Company, its expected plans for future business activities, the attributes of the Preferred Stock and the Common Stock and the merits and risks of an investment in the Shares which it has requested or otherwise needs to evaluate the investment in the Shares. In making the proposed investment decision, the undersigned is relying solely on such information and on investigations made by it and its representatives. The offer to sell the Shares hereunder was communicated to the undersigned in such a manner that it was able to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the proposed transaction and that at no time was it presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general or public advertising or solicitation;

          (b)  Authority.
               ---------

               (i) it has full power and authority to enter into and perform its obligations under this Agreement;

               (ii) this Agreement has been duly authorized, executed and delivered by a Person authorized to do so, constitutes the legal, valid and binding obligation of such Investor and, except as may be affected by bankruptcy, insolvency, moratorium, reorganization and other laws and judicial decisions affecting the rights of creditors generally and general principles of equity, is enforceable against such Investors in accordance with its terms; and

          (c)  No Conflicts.  The execution, delivery and performance by such
               ------------
     Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not, without the giving of notice or the lapse of time, or both, (A) violate any provision of law, statute, rule, or regulation to which such Investor is subject, (B) violate any order, judgment, or decree applicable to such Investor, or (C) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or bylaws, or partnership agreement or other organizational document, as applicable, or any agreement or other instrument to which such Investor is a party or by which such Investor is bound.

Section 8.  Representations and Warranties of CHEX.  In addition to the
            --------------------------------------
representations and warranties contained in Section 7 hereof, CHEX and, only to the extent of representations and warranties related to itself, CHEX Sub represent and warrant to the other Investors and the Company as of the Initial Closing Date that:

          (a)  Organization; Qualification and Authority.  Each of CHEX and
               -----------------------------------------
     CHEX Sub is a corporation duly formed and validly existing in good standing under the laws of the State

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement
     of Delaware. Each of CHEX and CHEX Sub is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary and in which the failure to so qualify would have a Material Adverse Effect. Each of CHEX and CHEX Sub has the power to own its properties and to carry on its business as it is now being conducted. Each of CHEX and CHEX Sub has all requisite power and authority to enter into this Agreement and has the requisite power and authority to carry out the transactions contemplated hereby to be performed by it, and the execution, delivery and performance hereof have been duly authorized by all necessary action. No approval of any CHEX stockholders is required for consummation of the transactions contemplated by this Agreement or the Related Agreements. This Agreement and each other agreement or instrument executed and delivered by CHEX and CHEX Sub pursuant hereto or in connection herewith constitutes the legal, valid and binding obligations of CHEX and CHEX Sub, respectively, and, except as may be affected by bankruptcy, insolvency, moratorium, reorganization and other laws and judicial decisions affecting the rights of creditors generally and general principles of equity, are enforceable against CHEX and CHEX Sub in accordance with their respective terms.

          (b)  Defaults; Outstanding Debt.  Neither CHEX nor CHEX Sub has
               --------------------------
     violated or is in default under (i) its Certificate of Incorporation or Bylaws, (ii) any Indebtedness, (iii) any indenture, mortgage, lease, or any other contract, agreement or instrument to which CHEX or CHEX Sub is a party or by which it or any of its properties are bound or affected (other than payment defaults under the Fairfield Agreement), or (iv) with respect to any order, writ, injunction or decree of any court or any federal, state, municipal or other domestic department, commission, board, bureau, agency or instrumentality, which default, in the case of (ii), (iii) and
     (iv) above, would have a Material Adverse Effect, and to CHEX's or CHEX Sub's knowledge there exists no condition, event or act which constitutes, or which after notice, lapse of time, or both, would constitute, such a default under any of the foregoing.

          (c)  No Violation.  The execution and delivery of this Agreement and
               ------------
     the Related Agreements by CHEX and CHEX Sub does not, and the consummation of the agreements and transactions contemplated by this Agreement and the Related Agreements (including the Contribution) will not, (i) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the Certificate of Incorporation and Bylaws of CHEX, CHEX Sub or any subsidiary thereof; (ii) to CHEX's knowledge, violate any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order to which the CHEX, CHEX Sub or any subsidiary thereof is a party or to which the Company or any subsidiary thereof or any of their respective property is subject; or (iii) subject to receipt of the Required Consents, conflict with, or result in a breach or violation of, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument (including oil and gas leases) to which CHEX, CHEX Sub or any subsidiary thereof is a party or to which any of the Contributed Assets are subject, or constitute a default thereunder or an event which, with the lapse of time or notice or both, is likely to result in a default thereunder or the creation of any Lien upon any of the assets or properties of CHEX, CHEX

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

     Sub or any subsidiary thereof, excepting in the case of clauses (ii) and
     (iii) above, such conflicts, breaches, violations, accelerations, defaults, losses or Liens as would not individually or in the aggregate have a Material Adverse Effect.

          (d)  Consents.  Neither the nature of CHEX or CHEX Sub nor any of
               --------
     their respective businesses or properties, nor any relationship between CHEX or CHEX Sub and any other Person is such as to require on behalf of CHEX or CHEX Sub any consent, approval or authorization, other than Customary Filings, of any court or administrative or governmental body in connection with the valid execution, delivery and performance of this Agreement or fulfillment of or compliance with the terms and provisions hereof, other than Customary Filings and other filings which have been made or consents obtained or are not required to be made until after the Initial Closing Date.

          (e)  Investment Company Status.  CHEX is not and, upon the
               -------------------------
     consummation of the transactions contemplated by this Agreement and the Related Agreements, will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

          (f)  Taxes.  All ad valorem, property, production, severance and
               -----
     similar taxes and assessments based on or measured by the ownership of property or the production or removal of hydrocarbons or the receipt of proceeds therefrom and relating to the Contributed Assets, to the extent such taxes and assessments have become due and payable, have been timely paid and all applicable tax returns required to be filed have been filed and there are no material claims by any applicable taxing authority pending against CHEX or any subsidiary applicable to the Contributed Assets.

          (g)  Compliance with Law.  To the extent related to the Contributed
               -------------------
     Assets and except for matters which would not reasonably be expected to have a Material Adverse Effect, CHEX and any subsidiary thereof (i) has complied with, and is in compliance with, all applicable Laws (including without limitation Laws relating to environmental matters, securities, properties, production, sales, gathering and transportation of hydrocarbons, occupational safety and health and product safety); (ii) has not received any written notice, which has not been dismissed or otherwise disposed of, that it has not so complied; (iii) has not been charged or, to the knowledge of CHEX, formally threatened with or, to the knowledge of CHEX, under investigation with respect to any violation of any applicable Law; and (iv) is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator, board, panel or Governmental Entity.

          (h)  Proceedings.  There are no Proceedings pending or, to the
               -----------
     knowledge of CHEX, threatened against CHEX or any of its subsidiaries relating to the Contributed Assets or against any of the Contributed Assets or affecting the Contributed Assets or the Company or any of the Company's properties, at law or in equity, or before or by any Governmental Entity or before any arbitration board or panel, wherever located.

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

          (i)  Environmental Matters. Except for matters that would not have
               ---------------------
     a Material Adverse Effect: (i) the properties, operations and activities of the Company and of CHEX with respect to the Contributed Assets are in compliance with all applicable Environmental Laws; (ii) the Company and its properties and operations and the Contributed Assets and the operations thereon are not subject to any existing, pending or, to the knowledge of CHEX, threatened Proceedings under any Environmental Law; (iii) to CHEX's knowledge, all Permits, if any, required to be obtained or filed by CHEX with respect to the Contributed Assets or by the Company in connection with the business of the Company under any Environmental Law have been obtained or filed and are valid and currently in full force and effect; (iv) there has been no release of any Hazardous Material, pollutant or contaminant into the environment by CHEX on or with respect to the Contributed Assets;
     (v) to CHEX's knowledge, there has been no exposure of any Person or property to any Hazardous Material, pollutant or contaminant in connection with the properties, operations and activities related to the Contributed Assets; and (vi) CHEX has made available to WPEP all internal and external environmental audits and studies and all correspondence on substantial environmental matters (in each case relevant to the Company or the Contributed Assets) in the possession of CHEX.

          (j)  Title.  CHEX has, and on the Initial Closing Date the Company
               -----
     will have, Defensible Title to the Contributed Assets subject to conveyances pursuant to Section 5(h) hereof.

          (k)  Contracts. To CHEX's knowledge, the leases (including oil and
               ---------
     gas leases), contracts, agreements, licenses and permits included in the Contributed Assets (the "Contracts") are in full force and effect. CHEX is not in breach or default (and, to the knowledge of CHEX, no situation exists which with the passing of time or giving of notice would create a breach or default) of its obligations under the Contracts (other than payment defaults under the Fairfield Agreement) and neither the Contribution nor the execution or delivery of this Agreement and the Related Agreements or the consummation of the transactions contemplated by this Agreement or the Related Agreements will result in a breach or default of its obligations under the Contracts. To the knowledge of CHEX, no breach or default by any third party (or situation which with the passage of time or giving of notice would create a breach or default) exists. CHEX has not received any notice of any claimed defaults, offsets or cancellations from any lessors with respect to the Contributed Assets.
     CHEX has provided WPEP with copies of all Contracts and any amendments thereto.

          (l)  Permits. Except as would not have a Material Adverse Effect,
               -------
     and subject to Customary Filings, CHEX or one of its subsidiaries, as applicable, has all Permits necessary or appropriate to own and operate the Contributed Assets that it operates as presently being owned and operated, and such Permits are in full force and effect, and, except as would not have a Material Adverse Effect, to CHEX's knowledge, there have not been any violations with respect to any such Permits. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any revocation

                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement
     cancellation, suspension or modification of any such Permit except as would not have a Material Adverse Effect.

          (m)  Consents, Preferential Rights, etc.  Except as would not have a
               ----------------------------------
     Material Adverse Effect, and other than the Required Consents set forth on Appendix 3(a)(v) hereto, neither the Contribution nor the execution or delivery of this Agreement and the Related Agreements, or the consummation of the agreements and transactions contemplated by this Agreement and the Related Agreements requires any consent, approval or waiver from any Person for the assignment to the Company of the Contributed Assets including, without limitation, with respect to any Contract, oil and gas lease, area of mutual interest or seismic data that have not already been obtained (and such consents or waivers that have been obtained do not contain any requirements on the part of the Company or any Investor and are not conditional upon any future event occurring except conditions satisfied on or prior to Closing) and all preferential rights to purchase, rights of first refusal and any similar rights affecting the Contributed Assets have been waived.

          (n)  No Other Activities. Except as contemplated by this Agreement,
               -------------------
     the Company has not engaged in any material business activity.

Section 9.  Termination.
            -----------

          (a)  Termination. This Agreement may be terminated prior to the
               -----------
     Initial Closing:

               (i)   by the unanimous consent of CHEX and WPEP;

               (ii) by CHEX in the event of a breach by WPEP of any representation, warranty, covenant or agreement contained in this Agreement which would give rise to the failure of a condition set forth in Section 3(a) or 3(c) which cannot be cured or, if curable, has not been cured within 15 days following receipt by the breaching party of written notice of such breach;

               (iii) by WPEP in the event of a breach by CHEX or the Company of any representation, warranty, covenant or agreement contained in this Agreement which would give rise to the failure of a condition set forth in Section 3(a) or 3(b) which cannot be cured or, if curable, has not been cured within 15 days following receipt by the breaching party of written notice of such breach;

               (iv) by CHEX or WPEP if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Company and the Investors shall use all commercially reasonable efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under


                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement
          this clause (iv) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, such order, decree, ruling or other action;

               (v) by CHEX or WPEP if the Initial Closing shall not have occurred within 45 days of the date hereof, provided, however, that the right to terminate this Agreement under this clause (v) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Initial Closing Date to occur within such period.

          (b)  Effect of Termination. In the event of the termination of this
               ---------------------
     Agreement, written notice thereof shall be given to all other parties hereto by the terminating party specifying the provision pursuant to which the termination is made, and this Agreement shall forthwith become null and void, except for liability of a party arising out of willful breach of, or misrepresentation under, this Agreement prior to such termination.

Section 10.  Miscellaneous.
             -------------

          (a)  Indemnification.
               ---------------

               (i) Subject to the limitations set forth herein, CHEX hereby agrees to indemnify and hold the Company harmless from and against any liabilities, claims, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of the Company's counsel in connection with any investigative, administrative or judicial proceeding, whether or not the Company is designated as a party thereto) that may be incurred by the Company, relating to or arising out of (A) any breach of the representations and warranties made by CHEX in Section 7 and Section 8 hereof, (B) any operation of the assets of CHEX not contributed to the Company under this Agreement, (C) any Excluded Liabilities, (D) ownership or operation of the Contributed Assets prior to the Effective Date including any liabilities arising with respect to such period (other than payment defaults under the Fairfield Agreement), (E) the arbitration award relating to the Zydeco Agreement, or (F) the failure of CHEX to perform any covenant contained herein required to be performed by CHEX.

               (ii) THE PARTIES HERETO INTEND THAT THE INDEMNITIES SET FORTH IN THIS SECTION 10(a) BE CONSTRUED AND APPLIED AS WRITTEN ABOVE NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY. WITHOUT LIMITING THE FOREGOING, THE INDEMNITIES SHALL APPLY NOTWITHSTANDING ANY STATE'S "EXPRESS NEGLIGENCE RULE" OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON AN INDEMNITEE'S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE OR GROSS NEGLIGENCE OR STRICT LIABILITY. IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN THIS
          SECTION 10(a), THE INDEMNITIES SET FORTH HEREIN SHALL APPLY TO AN INDEMNITEE'S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY. THE


                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

          PARTIES AGREE THAT THIS PROVISION IS "CONSPICUOUS" FOR PURPOSES OF ALL STATE LAWS.

               The indemnification provided for in this Section 10(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses, losses, damages or liabilities are incurred.

          (b)  Consent to Amendments. This Agreement may be amended and the
               ---------------------
     observance of any term of this Agreement may be waived with (and only with) the written consent of the Required Holders; provided, however, that in no event shall any amendment impose any additional material obligation on any party hereto without such party's written consent.

          (c)  Restrictive Legend. Each Share and any security issued in
               ------------------
     exchange therefor shall bear the legend set forth in Section 7.4 of the Stockholders Agreement.

          (d)  Survival of Representations and Warranties. All representations
               ------------------------------------------
     and warranties contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement without limits, regardless of any investigation made by or on behalf of any party; provided, however, that the representations made in Sections 8(f) through (n) shall only survive for eighteen months after the Effective Date.

          (e)  Successors and Assigns; No Third Party. All covenants and
               --------------------------------------
     agreements in this Agreement contained by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto and, to the extent provided in this Agreement, to the benefit of any future holders of Shares issued pursuant to this Agreement. Subject to the foregoing and except as provided in
     Section 10(a) and (b), nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement. No transfer of Shares shall relieve any party of its obligations hereunder, if the transferee of such Shares does not perform any assumed obligation. Notwithstanding anything to the contrary contained herein, but subject to
     Section 2(c)(ii) hereof, the right to participate in Subsequent Financings pursuant to this Agreement is not transferable or assignable without the prior written consent of the Company and each Eligible Investor.

          (f)  Notices. All communications provided for hereunder shall be
               -------
     personally delivered, sent via overnight delivery service, sent by facsimile or sent by registered or certified mail and, if to the Investors, addressed to each Investor at its address or facsimile number specified on the signature page hereof or such other address or facsimile number as such Investor may designate in writing from time to time and, if to the Company, addressed to Gryphon Exploration Company, Attention: Michael Harvey, Two Allen Center, 1200 Smith Street, Suite 1740, Houston, Texas 77002, or such other address as the Company may designate in writing from time to time. Communications personally delivered or sent


                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement
     via overnight delivery service or facsimile shall be deemed received when delivered, and communication sent by registered or certified mail shall be deemed to have been received on the fifth Business Day after the date of such mailing.

          (g)  Descriptive Headings. The descriptive headings of the several
               --------------------
     Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (h)  Satisfaction Requirement. If any agreement, certificate or
               ------------------------
     other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Investors, the determination of such satisfaction shall be made collectively by the Investors in their reasonable judgment exercised in good faith.

          (i)  Governing Law. This Agreement shall be construed and enforced
               -------------
     in accordance with, and the rights of the parties shall be governed by, the law of the State of Texas, without giving effect to the choice of law or conflicts principles thereof.

          (j)  Entire Agreement. This Agreement and the other writings
               ----------------
     referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

          (k)  Severability. Any provision of this Agreement that is
               ------------
     prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

     IN WITNESS WHEREOF, the parties hereto have each executed this Agreement as of the date first set forth above.

                              GRYPHON EXPLORATION COMPANY


                              By: _______________________________________
                                  Name:
                                  Title:


                              CHENIERE ENERGY, INC.
                                  1200 Smith Street, Suite 1740
                                  Houston, TX

                              By: _______________________________________
                                  Name:
                                  Title:


                              CHENIERE-GRYPHON MANAGEMENT, INC.
                                  1200 Smith Street, Suite 1740
                                  Houston, TX

                              By: _______________________________________
                                  Name:
                                  Title:


                              WARBURG, PINCUS EQUITY PARTNERS, L.P.
                                  466 Lexington Avenue, 10th Floor
                                  New York, New York 10017

                              By: Warburg Pincus & Co., its general partner


                              By: _______________________________________
                                  Name:
                                  Title: Partner


                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

                              WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I,
                              C.V.
                                  466 Lexington Avenue, 10th Floor
                                  New York, New York 10017

                              By: Warburg Pincus & Co., its general partner


                              By: _______________________________________
                                  Name:
                                  Title: Partner


                              WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II,
                              C.V.
                                  466 Lexington Avenue, 10th Floor
                                  New York, New York 10017

                              By: Warburg Pincus & Co., its general partner


                              By: _______________________________________
                                  Name:
                                  Title: Partner


                              WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.
                                  466 Lexington Avenue, 10th Floor
                                  New York, New York 10017

                              By: Warburg Pincus & Co., its general partner


                              By: _______________________________________
                                  Name:
                                  Title: Partner


                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement

                              _______________________________________
                              MICHAEL HARVEY



                              _______________________________________
                              RON KRENZKE


                          GRYPHON EXPLORATION COMPANY
                    Contribution and Subscription Agreement